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                                                                   EXHIBIT  23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the incorporation by reference in this registration statement of Parametric Technology Corporation on Form S-8 of our reports dated October 15, 1997, except for Note K, as to which the date is November 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of Parametric Technology Corporation as of September 30, 1997 and 1996 and for the years then ended, which reports are included or incorporated by reference in the Annual Report on Form 10-K of Parametric Technology Corporation for the year ended September 30, 1997.



                                      /s/ COOPERS & LYBRAND L.L.P.

                                      COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 5, 1998


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